Exhibit 10.47

Dominion Resources, Inc.

2010 Base Salaries for Named Executive Officers*

The 2010 base salaries for Dominion’s named executive officers are as follows: Thomas F. Farrell II, Chairman, President and Chief Executive Officer–$1,200,000; Mark F. McGettrick, Executive Vice President and Chief Executive Officer–$650,900; Paul D. Koonce, Executive Vice President (Chief Executive Officer– Dominion Virginia Power)–$497,900; David A. Christian (Chief Executive Officer– Dominion Generation)–$553,800; and James F. Stutts, Senior Vice President and General Counsel–$430,000.

*	Effective March 1, 2010